UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/28/2008

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At their 2008 annual meeting held on May 28, 2008, the stockholders of R.R. Donnelley & Sons Company (the "Company") approved an amended version of the Company's 2004 Performance Incentive Plan (the "Plan"). Such stockholder approval effectuated an increase in the number of shares available for issuance under the Plan by 10,000,000 shares. The Board of Directors of the Company unanimously approved the amended version on February 22, 2008, with the increase in shares subject to stockholder approval. A description of the Plan is included in the Company's Proxy Statement (the "Proxy Statement") filed with the Securities and Exchange Commission on April 18, 2008 under the heading "Proposal 3: Approval of the Amended 2004 Preformance Incentive Plan." The description of the Plan is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended Plan, which is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

10.1 2004 Performance Incentive Plan, as amended

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: July 14, 2008	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	2004 Performance Incentive Plan, as amended